Exhibit 99.1

Centiv Reports Q1 2003 Results

Instant Impact Revenue Up Over 700% Versus Prior Year

Net Loss Improves to ($0.01) per share versus ($0.10) per share in 2002

VERNON HILLS, Illinois, April 29, 2003 – Centiv, Inc.  [NASDAQ: CNTV], today announced first quarter revenues grew 26% to $4.8 million compared to $3.8 million in the first quarter of 2002.  The revenue from the Instant Impact product line of $717,000 grew 744% compared to Q1 2002 and grew 259% compared to Q4 2002.  “We are very pleased with the growth of the Instant Impact business in Q1 2003,” commented John P. Larkin, Centiv’s President and CEO.  “Our Instant Impact™ revenue for the first quarter exceeded our entire 2002 sales and Instant Impact™ is rapidly being accepted as an industry standard in the Consumer Package Goods industry.”

Revenues from the sale of digital printing equipment, supplies and technical support to Anheuser-Busch (A-B) and its wholesale distributor network grew to $4.1 million, a 9% increase compared to Q1 2002,.  As previously announced, Centiv exited this business effective March 31, 2003 in order to focus exclusively on the development of Instant Impact™ and as a result will not be offering these products in the future.

“We have made a full strategic and operational transition into a singular focus on the development and marketing of our Instant Impact™ on-line collaborative versioning tool for custom P-O-P signage,” commented Larkin.  “With this transition now complete, we are fully positioned as a value-added marketing services organization.   Our goal is to have Instant Impact™ become the standard tactical tool for companies that use point-of-purchase advertising as a key component of their marketing mix,” said John Larkin.

“Our new business efforts are beginning to pay off, and we are very optimistic about the future,” added Larkin.  In Q1 2003, the Company announced the addition of Skyy Spirits, LLC and Bacardi, USA as Instant Impact™ customers with revenue from each expected to begin in May 2003.  In addition, a number of other new client contracts are pending with expected closure in the second quarter.

The net loss from continuing operations improved 10% - or $7,000 - to $60,000 ($0.01 per share) in Q1 2003, compared to a loss of $67,000 ($0.02 per share) in Q1 2002.  If you exclude from prior year results the other income of $283,000 relating to the settlement of outstanding liabilities from the sale of the Company’s Channels Business, the Q1 2003 net loss of $60,000 from continuing operations reveals an 83% improvement over the effective loss of $350,000 in 2002. The improvement in the net loss is attributable primarily to the higher sales and margins from the growth in the Instant Impact™ product line.

Results Including Discontinued Operations

As previously announced, the Company completed the sale of the CalGraph Business effective January 31, 2002 and the results have been included in discontinued operations.  The net income from discontinued operations in Q1 2002 was $380,000 ($0.08 per share).

Beneficial Conversion Feature of Preferred Stock

In connection with the $2.2 million Series A Convertible Preferred Stock and warrant financing completed on March 28, 2002, the Company recorded a beneficial conversion feature on the convertible preferred stock and warrants based on the fair value of the common stock of $1.00 per share as of the closing date and the warrants having an exercise price of $1.50 per share.  The beneficial conversion feature was calculated to be $810,000, ($0.17 per share), and this amount has been deducted from the net income in determining the earnings per share for common shareholders.

There was no beneficial conversion feature on the $2.5 million Series B Convertible Preferred Stock and warrant financing completed on March 31, 2003, as the purchase price of $0.50 was greater than the fair value of the common stock of $0.34 as of the closing date.

Including the impact of the beneficial conversion feature on the preferred stock financings, the net loss of $60,000 ($0.01 per share) in Q1 2003 improved 88% compared to the net loss of $497,000 ($0.10 per share) in Q1 2002.

Balance Sheet

The Company’s balance sheet has significantly improved as a result of the previously announced private equity financing.  The Company currently has no debt and shareholder’s equity has increased to $3.8 million as of March 31, 2003, from $1.5 million as of December 31, 2002.  Working capital has improved by $1.5 million, from $783,000 at December 31, 2002, to $2.3 million as of March 31, 2003.  In addition, the Company’s leverage ratio (debt to equity) has improved from 3.33 at December 31, 2002 to 0.65 at March 31, 2003.

“The Company’s financial position has improved substantially and we are well positioned to finance the growth of the Company,” commented Tom Mason, Chief Financial Officer.

About Centiv®

Centiv, Inc. [NASDAQ: CNTV], headquartered in Vernon Hills, IL, offers solutions for locally customized POP signage to the consumer products, food and packaged goods industries.  The delivered product is high quality, digitally produced signage that is mass customized for the unique requirements of each retail location.  Centiv is a registered trademark in the U.S. Patent and Trademark Office. Additional information regarding Centiv, Inc., may be obtained by contacting Centiv headquarters, 998 Forest Edge Drive, Vernon Hills, IL 60061.  Phone 847-876-8300 or fax 847-955-1269, or visit its website: http://www.centiv.com for a product demonstration.

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this press release and include all statements that are not historical statement of fact.  The words “may”, “would”,  “could”, “will”, “increase”, “expect”, “implement”,  “estimate”, “anticipate”, “believes”, “intends”, “plans”, and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below.  These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company’s ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company’s filings with the Securities and Exchange Commission, including “Factors That May Affect Future Results” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Centiv, Inc.

Summary of Operations

(Dollars in Thousand)

Unaudited

	Three Months Ended
	3/31/03	3/31/02
Sales	$4,782	$3,807

Gross Profit	1,370	958
GP %	28.6%	25.2%

Selling, general & administration	1,272	1,203
Depreciation	142	133

Operating Loss	(44)	(378)

Other Income (Expense)	—	283

Interest Income (Expense)	(16)	28

Pretax Loss from Continuing Ops.	(60)	(67)

Income Tax Benefit (Expense)	—	—

Net Loss from Continuing Ops.	(60)	(67)

Discontinued Operations (net of tax)	—	380

Net Income (Loss)	$(60)	$313

Effect of beneficial conversion feature of preferred stock	—	(810)

Net Loss attributable to common shareholders	$(60)	$(497)

Basic and Diluted Income (Loss) applicable to common shares:

Shares Outstanding (000’s)	4,196	4,957

Continuing Operations per share before beneficial conversion feature	$(0.01)	$(0.02)
Effect of Beneficial Conversion Feature	—	(0.16)
Loss from continuing ops. attributable to common shareholders	(0.01)	(0.18)

Discontinued Operations per share	—	0.08
Net Loss per share	$(0.01)	$(0.10)

Centiv, Inc.

Balance Sheet

(Dollars in Thousand)

	3/31/03	12/31/02
	(unaudited)	(audited)
ASSETS

Current Assets:
Cash	$2,683	$1,304
Accounts Receivables	1,174	1,668
Inventory	194	824
Other Current Assets	595	748
Total Current Assets	4,646	4,544

Property, Plant & Equipment	1,578	1,707
Other Assets	64	137
Total Assets	$6,288	$6,388

LIABILITIES & EQUITY

Current Liabilities:
Accounts Payable	$1,343	$2,888
Accrued Liabilities	945	733
Deferred Revenue	27	140
Current Liabilities	2,315	3,761

Deferred income tax liability	162	162
Convertible Subordinated Debt	—	990

Total Liabilities	$2,477	$4,913

Shareholder Equity	3,811	1,475

Total Liabilities & Equity	$6,288	$6,388